[EX.-99.906CERT]
Exhibit (b)

I, Thomas S. White, Jr., President of Lord Asset Management Trust (the "Registrant"), certify that, to the best of my knowledge:
(1)	The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	6/27/03
Signature:	/s/ Thomas S. White, Jr.

[A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.]

[EX.-99.906CERT]
Exhibit (b)

I, David M. Sullivan II, Treasurer of Lord Asset Management Trust (the "Registrant"), certify that, to the best of my knowledge:
(1)	The Form N-CSR of Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	6/27/03
Signature:	/s/ David M. Sullivan II

[A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.]